EXHIBIT 99.6

PRO FORMA FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Income Statement give effect to the acquisition by the Company of Automatic Laundry Company Ltd. (“ALC”).  This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein as well as pro forma adjustments as described in the Notes to Unaudited Combined Pro Forma Financial Statements.

The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming the acquisition occurred on March 31, 2008. The Unaudited Pro Forma Combined Income Statement for the three months ended March 31, 2008 includes the operating results of the Company and ALC assuming the acquisition occurred on January 1, 2008.

The Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Income Statement are presented for illustrative purposes only and do not purport to represent what the Company’s results of operations or financial position would have been had the acquisition of ALC occurred on the dates indicated or the results of operations or financial position which may be obtained in the future. Such pro forma financial statements are qualified in their entirety by reference to, and they should be read in conjunction with, the historical audited consolidated financial statements of the Company and the historical audited financial statements of ALC. The pro forma financial statements should also be read in conjunction with the accompanying notes thereto.  ALC’s audited financial statements are attached herewith as part of this report and are incorporated herein by reference.

Although the Company believes it can achieve cost savings by combining certain operational, administrative, sales and marketing functions of ALC with those of the Company, none of these potential benefits which may be derived from the combination with the acquired ALC business have been included in the Unaudited Pro Forma Combined Income Statement.

The acquisition has been accounted for using the purchase method of accounting. The pro forma financial statements include the preliminary allocation of the purchase price of approximately $12 million of goodwill, approximately $22.4 million of equipment and approximately $82 million of intangibles assets representing contract rights related to laundry facilities management contracts. The Company expects that the tangible assets will be depreciated over an average of five years and the contract rights will be amortized over twenty years on the straight-line basis. The Company will determine the final purchase price allocation following completion of final appraisals on ALC’s assets.

MAC-GRAY CORPORATION UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(In thousands, except share data)

					Pro forma
		Automatic Laundry			Combined
	Mac-Gray Corp.	Company, Ltd			Balance Sheet
	At March 31,	At March 31,	Pro forma		At March 31,
	2008	2008	Adjustment		2008
Assets
Current assets:
Cash and cash equivalents	$16,036	$3,332	$(3,332	)(2)	$16,036
Trade receivables, net of allowance for doubtful accounts	9,124	—			9,124
Inventory of finished goods, net	8,925	—	1,500	(1)	10,425
Deferred income taxes	943	—			943
Prepaid facilities management rent and other current assets	14,494	4,333	(4,333	)(2)	14,494
Total current assets	49,522	7,665	(6,165)		51,022
			(9,550	)(2)
Property, plant and equipment, net	127,225	9,550	22,382	(1)	149,607
			(8,371	)(2)
Goodwill	42,229	8,371	12,000	(1)	54,229
	2		(165	)(2)
Intangible assets, net	150,999	165	82,130	(1)	233,129

Prepaid facilities management rent and other assets	14,988	2,530	(2,357	)(2)	15,161
Total assets	$384,963	$28,282	$89,904		$503,148

Liabilities and Stockholders’ Equity
Current liabilities:

Current portion of notes payable and capital leases	$1,285	$—	$4,000	(1)	$5,285
Trade accounts payable and accrued expenses	18,480	891	(848	)(2)	18,523
Accrued facilities management rent	18,133	3,927	(3,927	)(2)	18,133
Due to affiliated entity	—	110	(110	)(2)	0
Deferred revenues and deposits	430	—	—		430
Total current liabilities	38,328	4,929	(885)		42,371
Long-term debt	210,000	—	113,100	(1)	323,100
Long-term capital lease obligations	1,890	—	1,042	(1)	2,932
Deferred income taxes	31,173	—	—		31,173
Other liabilities	4,384		—	(2)	4,384
Commitments and contingencies
Stockholders’ equity:
General partner capital		394	(394	)(2)	0
Limited partner capital		22,959	(22,959	)(2)	(0)
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—				0
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 13,329,306outstanding at March 31, 2008	134		—		134
Additional paid in capital	73,030		—		73,030
Accumulated other comprehensive income	—		—		0
Retained earnings	27,212		—		27,212
	100,376	23,353	(23,353)		100,376
Less common stock in treasury, at cost (114,448 shares at March 31, 2008)	(1,188)	(1,188)
Total stockholders’ equity	99,188	23,353	(23,353)		99,188
Total liabilities and stockholders’ equity	$384,963	$28,282	$89,904		$503,148

MAC-GRAY CORPORATION UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

FOR THE THREE MONTHS ENDED MARCH 31, 2008

(In thousands, except share data)

		Automatic Laundry			Pro Forma Combined
	Mac-Gray Corp.	Company, Ltd			Income Statement
	Three Months Ended	Three Months Ended	Pro Forma		Three Months Ended
	March 31, 2008	March 31, 2008	Adjustments		March 31, 2008

Revenue:
Facilities management revenue	$67,053	$16,855			$83,908
Product sales	10,589	—			10,589
Total revenue	77,642	16,855	—		94,497

Cost of revenue:
Cost of facilities management revenue	44,226	11,986			56,212
Depreciation and amortization	9,791	2,213	38	(3)	12,042
Cost of product sales	8,114	—			8,114
Total cost of revenue	62,131	14,199	38		76,368

Gross margin	15,511	2,656	(38)		18,129

Operating expenses:
General, administration, sales and marketing	9,203	1,278			10,481
Depreciation and amortization	401	—			401
(Gain) loss on sale of assets, net	(56)	278			222
Total operating expenses	9,548	1,556	—		11,104

Income (loss) from operations	5,963	1,100	(38)		7,025
Interest expense, net	3,798	60	2,237	(4)	6,095
Loss related to derivative instruments	1,202	—			1,202
Loss on early extinguishment of debt			200	(4)	200
Other (income)	—	(211)			(211)
Income before provision for income taxes	963	1,251	(2,475)		(261)
			483	(5)
Provision for (benefit from) income taxes	201	—	(956	)(5)	(272)

Net income	$762	$1,251	$(1,519)		$11

Net income per common share – basic	$0.06				$0.00
Net income per common share - diluted	$0.06				$0.00
Weighted average common shares outstanding - basic	13,300				13,300
Weighted average common shares outstanding - diluted	13,670				13,670

FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS

(in thousands)

(1)   Reflects the incremental debt of approximately $117,100 incurred to fund the acquisition and approximately $2,000 of related expenses.  Also included is the estimated fair market value, including related lease obligations, of the inventory and equipment acquired and intangible assets of approximately $94,000 consisting of $82,000 of contract rights and $12,000 of goodwill representing the excess of the purchase price over the fair value of the net tangible assets acquired. The values assigned to the tangible and intangible assets are preliminary estimates pending finalization of valuations by an independent third party appraisal firm. The Company anticipates that the tangible assets will be depreciated over 5 years and the contract rights will be amortized over 20 years using the straight line method.

(2)   Reflects the elimination of cash ($3,332), miscellaneous other assets ($6,690), net book value of property and equipment ($9,550) and goodwill and intangible assets ($8,536) on the books of the ALC at March 31,2008, which totaled approximately $28,100 and the elimination of accounts payable and other liabilities on the books of ALC that totaled approximately $4,883. Also eliminates the partners’ capital of $23,400 related to ALC.

(3)   Represents the net of the elimination of ALC’s depreciation and amortization expense of $2,213 and three months of straight-line depreciation and amortization expense of $2,251 associated with the estimated fair market value of approximately $22,400 assigned to the acquired equipment and $82,000 of contract rights. The assigned values are pending finalization of the business appraisal process.

(4)   The acquisition was financed with approximately $107,100 of variable rate debt provided by the Company’s bank group on April 1, 2008 and a $10,000 note bearing an annual interest rate of 9% issued to the seller. The pro forma interest expense on the incremental debt of $117,100 would have been $2,297, using an interest rate of 7.74% on the bank debt, which is the interest rate on the variable rate debt at April 1, 2008 and 9% on the seller note. If variable interest rates fluctuate by 1/8 of 1%, the impact would be to increase or decrease interest expense on the variable rate debt by $33. The adjustment also eliminated interest expense of $60 recorded by ALC and recorded a $200 expense for the early extinguishment of debt related to the Company renegotiating its bank debt.

(5)   The net impact of the above adjustments is to decrease pro forma taxable income by $2,475. The tax benefit of $956 resulting from this loss has been calculated using a tax rate of 38.6%, the statutory rate for the Company for the year ended December 31, 2007. The tax benefit is offset by $483 resulting from applying the Company’s statutory tax rate to ALC’s income before taxes.